Exhibit 23.6

February 22, 2022

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 2, 2022, relating to the consolidated financial statements of Thuzio, Inc. for the year ended December 31, 2020, incorporated herein by reference.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Respectfully Submitted,

PURVIS, GRAY AND COMPANY, LLP

Michael R. Heald, CPA
Partner

MRH/jlk